UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2015

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2016 Long-Term Equity Plan

On August 24, 2015, the Compensation Committee (the “Committee”) of Fabrinet’s board of directors approved a plan to grant restricted share units (“RSUs”) in fiscal 2017 to Fabrinet’s executive officers, the amount of which may be increased based on Fabrinet’s achievement of a revenue target for Fabrinet’s fiscal year ending June 24, 2016 (“fiscal 2016”), as described below. Under the plan, a minimum dollar value of RSUs will be granted to each executive officer, regardless of Fabrinet’s fiscal 2016 revenue results, as set forth in the table below. The minimum number of shares to be granted under each such RSU award will be equal to the minimum dollar value of the executive’s award, divided by the fair market value of an ordinary share of Fabrinet on the grant date, with the quotient rounded down to the nearest whole share.

Executive Officer	Minimum Dollar Value of RSUs
David T. Mitchell	$1,730,000
Dr. Harpal Gill	$575,000
Toh-Seng Ng	$550,000

In addition to the minimum dollar value of RSUs set forth above, if Fabrinet achieves the fiscal 2016 revenue target, a target dollar value of RSUs will be granted. If Fabrinet achieves 90% of the fiscal 2016 revenue target, 50% of the target dollar value of RSUs will be granted. If Fabrinet achieves 105% or more of the fiscal 2016 revenue target, two times the target dollar value of RSUs will be granted. Achievement of the fiscal 2016 revenue target at levels between 90% and 100% and between 100% and 105% will result in a dollar value of RSUs being granted that is scaled in a linear fashion.

The table below sets forth the target and maximum dollar value of RSUs that may be awarded to Fabrinet’s executive officers based on Fabrinet’s fiscal 2016 revenue results. The number of shares to be granted under each such RSU award will be equal to the actual dollar value of the executive’s award, divided by the higher of (i) the fair market value of an ordinary share of Fabrinet on the grant date, or (ii) $10.00, with the quotient rounded down to the nearest whole share.

Executive Officer	Additional Target Dollar Value of RSUs	Additional Maximum Dollar Value of RSUs
David T. Mitchell	$1,730,000	$3,460,000
Dr. Harpal Gill	$575,000	$1,150,000
Toh-Seng Ng	$550,000	$1,100,000

All RSUs granted under the plan will be scheduled to vest as to 25% of the shares on each of the one-, two-, three- and four-year anniversaries of the grant date, subject to the executive’s continued employment or other service and the terms of the executive’s employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng
Executive Vice President, Chief Financial Officer

Date: August 28, 2015